As filed with the Securities and Exchange Commission on July 12, 2010

Registration No. 333-137270

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM SB-2 ON

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ICOP DIGITAL, INC.

(Name of issuer in its charter)

Colorado	3663	84-1493152
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code No.)	(IRS Employer Identification No.)

16801 W. 116th Street

Lenexa, Kansas 66219

(913) 338-5550

(Address and Telephone Number of Principal Executive

Office and Principal Place of Business)

David C. Owen

16801 W. 116th Street

Lenexa, Kansas 66219

(913) 338-5550

(Name, Address and Telephone Number of Agent for Service)

Copies to:

David C. Wang

Holland & Knight LLP

2300 US Bancorp Tower

111 SW Fifth Avenue

Portland, Oregon 97204

(503) 243-2300

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 2 to Form SB-2 on Form S-3 (File No. 333-137270), together with Post-Effective Amendment No. 2 to Form SB-2 on Form S-3 (File No. 333-123827), are being filed to deregister all unsold shares of common stock underlying unexercised Class A Warrants sold by us in July 2005 and October 2006. These Class A Warrants expired on July 8, 2010. As of July 8, 2010, there were 4,208,025 (on a pre-reverse stock split basis) unexercised Class A warrants issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Lenexa, Kansas on July 12, 2010.

ICOP Digital, Inc.

By:	/S/ DAVID C. OWEN
David C. Owen, Chief Executive Officer

Pursuant to the requirements of the Securities Act, this post-effective amendment has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DAVID C. OWEN David C. Owen	Chairman and Chief Executive Officer (Principal Executive Officer)	July 12, 2010

/S/ MICKIE R. KOSLOFSKY Mickie R. Koslofsky	Chief Financial Officer (Principal Accounting and Financial Officer)	July 12, 2010

/S/ LAURA E. OWEN Laura E. Owen	President, Chief Operating Officer, Secretary and Director	July 12, 2010

Bryan Ferguson	Director

/S/ NOEL KOCH* Noel Koch	Director	July 12, 2010

/S/ ROGER L. MASON* Roger L. Mason	Director	July 12, 2010

* By:	/S/ DAVID C. OWEN
David C. Owen
Attorney-in-fact